UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 27, 2003

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-25121 (Commission File Number)	41-1597886 (I.R.S. Employer Identification Number)

6105 Trenton Lane North Minneapolis, Minnesota (Address of Principal Executive Offices)		55442 (Zip Code)

(763) 551-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

SIGNATURE

Item 9. Regulation FD Disclosure

     On February 27, 2003, Select Comfort Corporation issued a press release, as follows:

FOR IMMEDIATE RELEASE	Contact:	Mark Kimball (763) 551-7070 Select Comfort Corporation Mark.Kimball@selectcomfort.com

SELECT COMFORT ANNOUNCES STOCK REPURCHASE PROGRAM
Company also updates earnings guidance

     Minneapolis, Minn. (February 27, 2003) — Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed , announced today that its board of directors has approved an expanded stock repurchase program of up to $12.5 million, or approximately 4.5 percent of outstanding shares. Select Comfort has approximately 30.9 million shares outstanding. The company also announced that it is revising its 2003 earnings guidance.

     “For the first two months of 2003, sales growth versus prior year has exceeded 20 percent and same-store sales growth has exceeded 30 percent,” said Bill McLaughlin, president and CEO of Select Comfort. “Assuming a continuation of sales and profit margin trends experienced in January and February, we expect that earnings in the first quarter of 2003 will exceed the high end of the previously announced earnings guidance range of $.07-.09 per share. We also expect to exceed our previous full-year 2003 earnings guidance of $.44-.48 per share, and now expect earnings of $.50-$.55, subject to conditions surrounding possible global events, domestic economic uncertainties and potential benefits of our growth initiatives.”

     “We are pleased to be able to use our excess cash resources to opportunistically repurchase shares of our common stock,” added McLaughlin. “Any repurchases under this program will be additive to earnings per share, and will not affect our ability to invest in the growth of the business in 2003 and beyond. We are confident about our 2003 outlook and our long-term growth prospects.”

     The stock repurchase program authorized by Select Comfort’s board of directors will be effective three days following this announcement.

     Founded in 1987, Select Comfort Corporation is the nation’s leading bed retailer (1), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort’s products are sold through its 321 retail stores located nationwide, including leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, general and industry economic trends, uncertainties arising from the possibility of war and other global events, consumer confidence, the effectiveness and efficiency of our advertising and promotional efforts, advertising rates, consumer acceptance of our products and sleep technology, industry competition, our dependence on significant suppliers, including Mill Creek Bank, a subsidiary of Conseco Finance Corp., for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, liquidity concerns or other factors, government regulation, including anticipated future regulation of direct marketing telephone solicitation and bedding flammability standards, risks inherent in conversion of enterprise information systems as well as the risk factors listed from time to time in the company’s filings with the SEC, including the company’s Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1)  Top 25 Bedding Retailers, Furniture Today, August 12, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION

		By:	/s/ Mark A. Kimball
Mark A. Kimball Senior Vice President

Dated:	February 27, 2003